UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

The Walt Disney Company
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The Walt Disney Company will begin distribution of the following letter to shareholders:

The Walt Disney Company SPECIAL EDITION - MARCH 2024 Join us in protecting Disney's legacy and your investment as an important Disney shareholder George Lucas1 March 19,2024 Roy P Disney, Susan Disney Lord, Abigail E. Disney, Tim Disney, An Open Letter to Shareholders of The Walt Disney Company1 February 29,’2024- 11 remain a significant shareholder because I have full faith and confidence in the power of Disney and Bob’s [lger]’s track record of driving long-term value. I have voted all of my shares for Disney’s 12 directors and urge other jj shareholders to do the same. • From Mickey and Minnie, to Snow White and Mary Poppins, Disney is not a company that makes widgets - it makes magic...Bob Iger, his management team, and the Board of Directors are faithful to this magic. They understand that the longevity of The Walt Disney Company isn’t only the result of smart business decisions; it is rooted in the strong emotional connection Disney continues to forge with generations of people from around the globe. View Larger Image

Support Disney’s future by voting TODAY! Pre-register and Submit a Question Now for the Annual Meeting! The Annual Meeting of Shareholders will be held virtually on Wednesday, April 3, 2024. You can pre-register to attend the meeting by visiting www.ProxyVote.com/Disney and selecting "Attend a Meeting". We also encourage you to submit a question in advance by selecting ’The consent of the authors has neither been sought nor permitted. “Submit a Question” after you’ve completed your registration. The deadline for pre-registration is 10:00 a.m. PT on April 2, 2024. Disney believes its 12 Board nominees are best qualified to provide diligent oversight of management and create sustainable shareholder value. Your vote matters. We urge shareholders to protect the value of their investment by voting the WHITE proxy card FOR only Disney’s 12 nominees and not any of the Trian Group or Blackwells nominees. REMEMBER, VOTE “FOR” ONLY THE 12 DISNEY NOMINEES! Since time is short and your vote is important, we encourage you to submit your proxies electronically. ”^)fs^ WHITE CARD . . . . If you received your proxy materials by e-mail, you may access the voting website by simply clicking on the “VOTE NOW” button shown in the e-mail. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders may call: 1 (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) View Larger Image Vote Now > For more information, visit VoteDisney.com

Taylor Swift | The Eras Tour (Taylor’s Version) Now Available Exclusively on Disney+  Making its streaming debut exclusively on Disney+ on March 14, The Era’s Tour (Taylor’s Version) reached audiences around the world with fans consuming 16.2 million hours of the blockbuster 3.5-hour concert film during the first weekend. The concert film continued its recordbreaking streak with 4.6 million views in just 3 days. “The Eras Tour has been a true phenomenon that has and continues to thrill fans around the world, and we are very excited to bring this electrifying concert to audiences wherever they are, exclusively through Disney+,” said CEO Bob Iger. Watch Trailer > Read More >

Disney's Searchlight Pictures Win Five Oscars Searchlight Pictures earned five wins for the 96th Academy Awards, totaling four for “Poor Things,” including Best Actress, Best Costume Design, Best Production Design, and Best Makeup and Hairstyling. The studio also scored its first win in the Best Documentary Short Film category for “The Last Repair Shop.” Searchlight Pictures has now amassed 51 Academy Awards and has garnered the most Best Actress Oscars of any studio in the last 30 years – including 5 in the last 7 years. All of Disney’s nominated and winning films are available to stream on either Disney+ or Hulu. Read More >

Celebrating the Best Fans on Earth! D23: The Official Disney Fan Club is celebrating its 15th anniversary with exclusive offers, events, and fun to thank fans for 15 incredible years of magic, memories, and creating an extraordinary community. It’s member appreciation month which includes a chance for members to win a Walt Disney World vacation for four, take advantage of offers and discounts, shop for exclusive merchandise, and check out some exclusive events. For more information and special appreciation video messages to D23 Members, check out D23.com. Watch Video: "Disney fans are the best fans" > Read More About D23 15th Anniversary Celebration >

Disney Hosts Princess Party at AdventHealth for Children in Orlando For more than 20 years, The Walt Disney Company has worked with Starlight to help create positive memories during hospital stays through entertainment and personal moments that deliver joy and comfort. Our characters demonstrate strength and courage, and that’s exactly what we hope to inspire in these young patients,” said Tajiana Ancora- Brown, Director of External Affairs at Walt Disney World. “Alleviating stress and bringing new, happy memories for families during a hospital stay – even if just for a moment – is some of the most important work we do. Watch Video >

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Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations; beliefs; plans; strategies; priorities and opportunities; future performance; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability, including with respect to attendance at theaters and the success of Disney's streaming platform; investments; capital allocation, including dividends and share repurchases; financial performance; earnings expectations; expected drivers and guidance, including future adjusted EPS, free cash flow and funding sources; expected benefits of new initiatives; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content, products, experiences or service offerings (including timing and nature); priorities or performance; businesses and assets; future investments and creative output; collaborations; expected benefits; and other statements that are not historical in nature. These statements are made on the basis of the Company's views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company's control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company's content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.thewaltdisneycompany.com. Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. © Disney